Exhibit 99.1

NEWS RELEASE

Geokinetics to Host Liftboat Incident Conference Call

HOUSTON, TEXAS — September 14, 2011 — Geokinetics, Inc. (NYSE Amex: GOK) today announced plans to host a conference call on Friday, September 16, 2011 at 10:00 a.m. EDT (9:00 a.m. CDT) to provide updated information related to the liftboat incident that occurred on September 8, 2011 in the southern Gulf of Mexico.

What:  Geokinetics Liftboat Incident Conference Call

When:  Friday, September 16, 2011 at 10:00 a.m. EDT (9:00 a.m. CDT)

How:  Live via telephone by dialing (866) 356-4279 for domestic callers or (617) 597-5394 for international callers, in both cases using pass code 87576008, and asking for the Geokinetics call a few minutes prior to the start time, or live over the Internet on Geokinetics’ website at http://www.geokinetics.com under Investors.

A telephonic replay will be available through September 23, 2011 by calling (888) 286-8010 for domestic callers or (617) 801-6888 for international callers, both cases using pass code 59113075. A webcast archive will also be available at http://www.geokinetics.com shortly after the call and will be accessible for approximately 90 days.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to its international and North American clients. For more information on Geokinetics, visit http://www.geokinetics.com.

Contact:

Gary L. Pittman

Executive Vice President and Chief Financial Officer

Geokinetics

(713) 850-7600